Exhibit 23.4


                    CONSENT OF CRESTAR SECURITIES CORPORATION


We hereby consent to the inclusion of our opinion as Exhibit F to the Joint Proxy Statement/Prospectus constituting part of the Registration Statement on Form S-4 of Eastern Virginia Bankshares, Inc. and to the references to our firm as Financial Advisor to Bank of Northumberland, Incorporated and to our opinion contained in the Joint Proxy Statement/Prospectus.




November 25, 1997                        CRESTAR SECURITIES CORPORATION




                                        By: /s/ Charles W. Byrd, Jr.
                                           ------------------------------------
                                            Charles W. Byrd, Jr.
                                            Managing Director